                                                       EXHIBIT 23.1


                       INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in the Registration Statement of C-Cube Microsystems Inc. on Form S-8 of our reports dated January 21, 1998, appearing in the Annual Report on Form 10-K of C-Cube Microsystems Inc. for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

San Jose, California
July 16, 1998